UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 24, 2007

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2007, the board of directors (the “Board”) of Response Genetics, Inc. (the “Company”) increased the size of the Board to six members and elected Gary Nusbaum to the Board as a director of the Company. Mr. Nusbaum was named to the Board’s Audit Committee. Mr. Nusbaum is also expected to be named to the Board’s Compensation Committee and Governance and Nominating Committee and would replace Michael Serruya and David Smith, respectively, on such committees.

The Board has determined that Gary Nusbaum is an “independent director” pursuant to the requirements for membership established by NASD Marketplace Rule 4350(c)(4), and that he has no relationship to the Company that may interfere with the exercise of his independence from management and the Company or the exercise of independent judgment as a member of the Board’s Audit Committee, Compensation Committee and Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: September 6, 2007	By:	/s/ Kathleen Danenberg
Kathleen Danenberg President & Chief Executive Officer